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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
   --------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                              DELAWARE                           13-3728359
---------------------------------------------------------  ---------------------
          (State of Incorporation or Organization)            (I.R.S. Employer
                                                             Identification No.)

   500 GLENPOINTE CENTRE WEST, TEANECK, NEW JERSEY                 07666
---------------------------------------------------------  ---------------------
      (Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]


Securities Act registration statement file number to which this form relates:
   333-101216
   ----------
 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                        Name of Each Exchange on Which
     to be so Registered                        Each Class is to be Registered
     -------------------                        ------------------------------

            None                                            N/A
--------------------------------------- ----------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                      Class B Common Stock, $.01 Per Share
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                                (Title of Class)



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ITEM 1:   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          --------------------------------------------------------

          Reference is made to the description of the Registrant's Class B Common Stock, $.01 par value, under the caption "Description of Capital Stock of Cognizant - Common Stock" contained in the Registrant's Registration Statement on Form S-4 (Registration No. 333-101216) (the "Registration Statement"), which is incorporated herein by reference.


ITEM 2:   EXHIBITS.
          ---------

     3.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49783) which became effective on June 18, 1998).

     3.2 Certificate of Amendment to the Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

     3.3 Form of Restated Certificate of Incorporation to take effect following completion of the exchange offer to which the Registration Statement relates (incorporated by reference to Exhibit 3.3 to the Registration Statement).

     3.4 By-laws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-49783) which became effective on June 18, 1998).

     3.5 Form of Amended and Restated By-laws to take effect following completion of the exchange offer to which the Registration Statement relates (incorporated by reference to Exhibit 3.5 to the Registration Statement).

     4.1 Specimen Certificate for shares of Class B Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          COGNIZANT TECHNOLOGY SOLUTIONS
                                          CORPORATION


Date:  January 30, 2003                   By:     /s/ Steven Schwartz
                                            ----------------------------
                                          Name:  Steven Schwartz
                                          Title: Vice President, Chief Corporate
                                                 Counsel